UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2022 (October 12, 2022)

Natural Grocers by Vitamin Cottage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway
Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

(303) 986-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2022, the Compensation Committee of the Board of Directors of Natural Grocers by Vitamin Cottage, Inc. (the “Company”) approved the following compensatory arrangements: (i) a cash bonus award of $250,000 to Heather Isely, the Company’s Executive Vice President and Corporate Secretary; (ii) a cash bonus award of $250,000 to Elizabeth Isely, the Company’s Executive Vice President; and (iii) a cash bonus award of $250,000 to Todd Dissinger, the Company’s Chief Financial Officer. The aforementioned cash bonus awards were discretionary in nature and were not paid pursuant to any non-equity incentive plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2022
Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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